Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND THE

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of QDM International Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), we, Huihe Zheng, President and Chief Executive Officer of the Company, and Tim Shannon, Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: November 14, 2022	By:	/s/ Huihe Zheng
Huihe Zheng
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 14, 2022	By:	/s/ Tim Shannon
Tim Shannon
Chief Financial Officer
(Principal Financial Officer)